UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ARC DOCUMENT SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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ARC DOCUMENT SOLUTIONS, INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 30, 2020

The following Notice of Change of Location relates to the proxy statement of ARC Document Solutions, Inc. (the "Company"), dated April 2, 2020, furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on April 30, 2020. This Supplement is being filed with the United States Securities and Exchange Commission and is being made available to stockholders on or about April 20, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2020
TO A VIRTUAL MEETING FORMAT

To Our Stockholders:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and advisories issued by governmental agencies limiting public gatherings, and to support the health and well-being of our stockholders, employees and other meeting participants, NOTICE IS HEREBY GIVEN that the location of the annual meeting of stockholders of ARC Document Solutions, Inc. (the “Company”) has been changed to a virtual meeting format only, and will not be held at a physical location. We advised in our Notice of Annual Meeting of Stockholders that the annual meeting may be held by means of remote communication and this confirms that the annual meeting will be held in a virtual meeting format only. The date and time of the virtual annual meeting remains Thursday, April 30, 2020 at 9:00 a.m., PDT.  Please note you will not be able to attend the annual meeting in person.

As described in the proxy materials for the annual meeting previously distributed, you are entitled to participate in the annual meeting if you were a stockholder as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted as a participant in the annual meeting you will need to log on at www.virtualshareholdermeeting.com/ARC2020 and enter the control number found on your proxy card, voting instruction form, or previously received notice. We encourage you to log on 15 minutes prior to the start time for the meeting. You may ask questions and you may vote during the annual meeting by following the instructions available on the meeting website during the meeting.

Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the annual meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the annual meeting.

By order of the Board of Directors,

Tracey Luttrell
Corporate Counsel and Corporate Secretary

April 20, 2020

The Annual Meeting on April 30, 2020 at 9:00 a.m., PDT is available at www.virtualshareholdermeeting.com/ARC2020. The proxy statement and our 2019 Annual Report on Form 10-K are available at www.proxyvote.com.